Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Reports 2014 First Quarter Financial Results

HOUSTON, April 24, 2014 - Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today reported 2014 first quarter net income of $31.3 million and diluted earnings per common share of $1.19 for the period ended March 31, 2014. Net income increased 7.1 percent from the comparable, adjusted prior-year period. On a GAAP basis, net income increased 41.5 percent over the first quarter 2013. GAAP results for first quarter 2013 included $7.1 million of net after-tax costs primarily related to our Brazil acquisition.

“Despite a difficult start to the year due to significant weather disruption, we were able to achieve respectable financial results for the quarter due to a very strong performance in March,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Our March results were driven by all-time record performance in our U.K. operations and extremely strong vehicle sales in the U.S., especially in Texas and Oklahoma.”

Consolidated Results for First Quarter 2014 (year-over-year comparable basis)

▪	Total revenue increased 15.1 percent to $2.3 billion; total gross profit grew 12.5 percent to $338.1 million.

▪
New vehicle revenues increased 14.3 percent. New vehicle gross profit increased 6.8 percent to $66.9 million as lower margins, down $121 per unit, partially offset the revenue growth. Same Store new vehicle unit sales grew 3.5 percent.

▪	U.K. Same Store revenue increased 29.7 percent driven by 17.8 percent growth in new vehicle unit sales.

▪
Retail used vehicle revenues increased 16.7 percent. Gross profit improved 6.3 percent to $42.8 million as lower margins, down $141 per unit, partially offset the revenue growth. Same Store used vehicle unit sales grew 5.0 percent.

▪	Parts and service gross profit increased 13.3 percent on revenue growth of 13.4 percent. Same Store parts and service gross profit increased 6.7 percent on revenue growth of 6.3 percent.

▪	Finance and Insurance (F&I) gross profit increased 19.3 percent. Same Store F&I gross profit per retail unit increased 10.8 percent to $1,391 per unit.

▪
SG&A expenses as a percent of gross profit increased 80 basis points over adjusted 2013 results to 76.2 percent, primarily explained by a shift in business towards our foreign operations. On a Same Store basis, SG&A expenses as a percent of gross profit increased 10 basis points over adjusted 2013 results to 74.9 percent, primarily explained by the impact of the severe weather in the United States.

Segment Results for First Quarter 2014 (year-over-year comparable basis)

▪	United States:
Group 1’s U.S. revenues were $1.8 billion, an increase of 6.6 percent. The revenue growth was primarily explained by unit sales increases of 4.1 percent in new vehicles and 7.7 percent in retail used vehicles, as well as an increase of 6.5 percent in parts and service revenue. The revenue drove gross profit growth of 6.2 percent, reflecting the higher new and used retail volumes, flat parts and service margins, and an F&I increase of 8.9 percent, or $119, to $1,458 per retail unit.

On a comparable basis, SG&A expenses as a percent of gross profit improved 10 basis points to 74.7 percent and operating margin was 3.5 percent. Group 1’s U.S. operations accounted for 81.1 percent of total revenues and 85.7 percent of total gross profit.

▪	United Kingdom:
Group 1’s U.K. operations accounted for 11.0 percent of total revenues and 8.5 percent of total gross profit. Reflecting significant acquisition activity over the past year and strong Same Store revenue growth of 29.7 percent, total revenue increased 44.8 percent to $247.7 million, and gross profit increased 49.9 percent. Revenue growth was primarily driven by 32.5 percent and 58.5 percent increases in new and used vehicle retail unit sales, respectively.

On a comparable basis, SG&A expenses as a percent of gross profit improved 470 basis points to 78.2 percent.

▪	Brazil:
Group 1’s Brazil operations accounted for 7.9 percent of total revenues and 5.8 percent of total gross profit. Gross profit was $19.7 million on revenues of $178.5 million. New vehicle sales were the primary revenue contributor at 70.4 percent, while new vehicles and parts and service were the primary gross profit contributors at 38.0 percent and 39.6 percent, respectively.

SG&A expenses as a percent of gross profit was at 95.1 percent and operating margin was 0.2 percent. The first quarter is seasonally the weakest of the year in Brazil and the Company expects to be profitable for the full year.

Corporate Development
As previously announced in January 2014, Group 1 acquired a Ford dealership and Hyundai dealership in California that are expected to generate $135 million in annualized revenue. Also in January 2014, Group 1 opened an additional Peugeot dealership in Brazil that was granted as an open point and is expected to generate $20 million in annual revenues. Two additional open points have been granted with openings targeted for late 2015. These additions include a Nissan franchise in Austin, Texas and a Land Rover franchise in Brazil. The Company will provide expected annual revenues for these open points as we announce their openings.

In early April 2014, Group 1 disposed of a Hyundai franchise in New Orleans, which generated $20 million of annual revenues.

Share Repurchase Authorization
During the quarter, Group 1 repurchased 270,054 shares at an average price per share of $62.74 for a total of $16.9 million. As of March 31, 2014, $54.5 million remains available under the Company’s prior common stock share repurchase authorization. Purchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations, in the open market or in privately negotiated transactions.

First Quarter Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first quarter financial results and the Company’s outlook and strategy.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or visit www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:         1-877-870-4263
International:         1-412-317-0790

A telephonic replay will be available following the call through May 26, 2014 at 9:00 a.m. ET by dialing:

Domestic:     1-877-344-7529
International:     1-412-317-0088
Replay ID:    10044041

About Group 1 Automotive, Inc.
Group 1 owns and operates 150 automotive dealerships, 190 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013	% Change
REVENUES:
New vehicle retail sales	$1,268,836	$1,110,235	14.3
Used vehicle retail sales	549,897	471,399	16.7
Used vehicle wholesale sales	89,173	74,551	19.6
Parts and service	269,317	237,510	13.4
Finance and insurance	83,640	70,137	19.3
Total revenues	2,260,863	1,963,832	15.1
COST OF SALES:
New vehicle retail sales	1,201,930	1,047,599	14.7
Used vehicle retail sales	507,096	431,123	17.6
Used vehicle wholesale sales	86,061	72,129	19.3
Parts and service	127,654	112,492	13.5
Total cost of sales	1,922,741	1,663,343	15.6
GROSS PROFIT	338,122	300,489	12.5
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	257,558	233,433	10.3
DEPRECIATION AND AMORTIZATION EXPENSE	9,925	8,413	18.0
OPERATING INCOME	70,639	58,643	20.5
OTHER EXPENSE:
Floorplan interest expense	(10,913)	(9,364)	16.5
Other interest expense, net	(10,513)	(9,242)	13.8
Other expense, net	—	(789)	(100.0)
INCOME BEFORE INCOME TAXES	49,213	39,248	25.4
PROVISION FOR INCOME TAXES	(17,910)	(17,130)	4.6
NET INCOME	$31,303	$22,118	41.5
Earnings allocated to participating securities	$(1,156)	$(930)	24.3
Earnings available to diluted common shares	$30,147	$21,188	42.3
DILUTED EARNINGS PER SHARE	$1.19	$0.88	35.2
Weighted average dilutive common shares outstanding	25,428	24,113	5.5
Weighted average participating securities	963	1,072	(10.2)
Total weighted average shares outstanding	26,391	25,185	4.8

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)
	March 31,	December 31,
	2014	2013	% Change
	(Unaudited)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$17,687	$20,215	(12.5)
Contracts in transit and vehicle receivables, net	208,461	225,156	(7.4)
Accounts and notes receivable, net	131,494	135,058	(2.6)
Inventories, net	1,537,112	1,542,318	(0.3)
Deferred income taxes	18,262	21,150	(13.7)
Prepaid expenses and other current assets	23,257	24,041	(3.3)
Total current assets	1,936,273	1,967,938	(1.6)
PROPERTY AND EQUIPMENT, net	827,121	796,356	3.9
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	1,048,265	1,038,808	0.9
OTHER ASSETS	14,278	16,376	(12.8)
Total assets	$3,825,937	$3,819,478	0.2
LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
Floorplan notes payable - credit facility and other	$1,108,849	$1,143,104	(3.0)
Offset account related to floorplan notes payable - credit facility	(33,646)	(56,198)	(40.1)
Floorplan notes payable - manufacturer affiliates	314,976	346,572	(9.1)
Current maturities of long-term debt and short-term financing	29,967	36,225	(17.3)
Accounts payable	280,454	254,930	10.0
Accrued expenses	150,319	140,543	7.0
Total current liabilities	1,850,919	1,865,176	(0.8)
2.25% CONVERTIBLE SENIOR NOTES (aggregate principal of $182,753 at March 31, 2014 and December 31, 2013)	162,425	160,334	1.3
3.00% CONVERTIBLE SENIOR NOTES (aggregate principal of $115,000 at March 31, 2014 and December 31, 2013)	85,255	84,305	1.1
MORTGAGE FACILITY, net of current maturities	63,786	64,271	(0.8)
ACQUISITION LINE	49,970	60,000	(16.7)
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	260,471	250,958	3.8
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	43,135	43,821	(1.6)
DEFERRED INCOME TAXES	150,009	152,291	(1.5)
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	25,661	26,078	(1.6)
OTHER LIABILITIES	49,052	47,975	2.2
COMMITMENTS AND CONTINGENCIES
TEMPORARY EQUITY - REDEEMABLE EQUITY PORTION OF THE 3.00% CONVERTIBLE SENIOR NOTES	28,194	29,094	(3.1)
STOCKHOLDERS' EQUITY:
Common stock	258	257	0.4
Additional paid-in capital	368,728	368,641	—
Retained earnings	803,302	776,101	3.5
Accumulated other comprehensive loss	(44,242)	(51,677)	(14.4)
Treasury stock	(70,986)	(58,147)	22.1
Total stockholders' equity	1,057,060	1,035,175	2.1
Total liabilities and stockholders' equity	$3,825,937	$3,819,478	0.2

Group 1 Automotive, Inc.
Consolidated Statements of Adjusted Cash Flow from Operating Activities
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013	% Change
Net income	$31,303	$22,118	41.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,925	8,413	18.0
Deferred income taxes	2,913	9,127	(68.1)
Gain on disposition of assets and franchise	(16)	(578)	(97.2)
Stock-based compensation	3,660	3,403	7.6
Amortization of debt discount and issue costs	3,612	3,386	6.7
Other	(189)	55	(443.6)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts payable and accrued expenses	46,555	53,266	(12.6)
Accounts and notes receivable	4,822	1,838	162.4
Inventories	38,269	(84,053)	145.5
Contracts-in-transit and vehicle receivables	16,780	14,065	19.3
Prepaid expenses and other assets	2,697	1,764	52.9
Floorplan notes payable - credit facilities (1)	(43,981)	39,419	(211.6)
Floorplan notes payable - manufacturer affiliates (2)	(47,173)	25,769	(283.1)
Deferred revenues	504	79	538.0
Adjusted net cash provided by operating activities (3)	$69,681	$98,071	(28.9)

(1) Excludes net acquisition/(disposition) related activity of $8,988 and $(7,323) for the three months ended March 31, 2014 and 2013, respectively.
(2) Excludes net acquisition/(disposition) related activity of $19,530 and $3,274 for the three months ended March 31, 2014 and 2013, respectively.
(3) We believe that all floorplan financing of inventory purchases in the normal course of business should correspond with the related inventory activity and be classified as an operating activity. As a result, we use the non-GAAP measure "Adjusted net cash provided by operating activities" to evaluate our cash flows. We believe that this classification eliminates excess volatility in our operating cash flows prepared in accordance with U.S. GAAP and improves period-to-period comparability.

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2014 (%)	2013 (%)
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
East	Massachusetts	5.4	6.4
	Georgia	4.4	4.3
	New Jersey	3.3	4.8
	New Hampshire	2.1	2.3
	Louisiana	2.0	2.5
	New York	1.7	2.9
	South Carolina	1.3	1.6
	Mississippi	1.3	1.8
	Florida	1.3	1.4
	Alabama	0.8	0.9
	Maryland	0.4	0.6
		24.0	29.5
West	Texas	34.2	34.2
	California	9.6	13.4
	Oklahoma	8.5	7.4
	Kansas	2.4	2.5
	Louisiana	0.7	—
		55.4	57.5
International	Brazil	10.7	4.5
	United Kingdom	9.9	8.5
		100.0	100.0
NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		25.8	27.6
Ford/Lincoln		12.1	11.5
Honda/Acura		11.6	12.3
BMW/MINI		11.2	10.3
Nissan/Infiniti		9.7	10.6
Volkswagen/Audi/Porsche		6.6	6.9
Chevrolet/GMC/Buick/Cadillac		5.5	5.3
Hyundai/Kia		5.4	4.5
Chrysler/Dodge/Jeep/RAM		4.6	4.3
Mercedes Benz/smart/Sprinter		4.0	4.5
Other		3.5	2.2
		100.0	100.0

Group 1 Automotive, Inc.
Additional Information - U.S.
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013	% Change
REVENUES:
New vehicle retail sales	$1,012,552	$962,633	5.2
Used vehicle retail sales	450,487	418,339	7.7
Used vehicle wholesale sales	64,471	57,669	11.8
Total used	514,958	476,008	8.2
Parts and service	230,319	216,354	6.5
Finance and insurance	76,797	66,792	15.0
Total	$1,834,626	$1,721,787	6.6
GROSS MARGIN %:
New vehicle retail sales	5.0	5.4
Used vehicle retail sales	8.3	9.0
Used vehicle wholesale sales	3.5	3.7
Total used	7.7	8.3
Parts and service	53.1	53.1
Finance and insurance	100.0	100.0
Total	15.8	15.9
GROSS PROFIT:
New vehicle retail sales	$50,935	$51,582	(1.3)
Used vehicle retail sales	37,440	37,619	(0.5)
Used vehicle wholesale sales	2,256	2,125	6.2
Total used	39,696	39,744	(0.1)
Parts and service	122,303	114,823	6.5
Finance and insurance	76,797	66,793	15.0
Total	$289,731	$272,942	6.2
UNITS SOLD:
Retail new vehicles sold	29,947	28,778	4.1
Retail used vehicles sold	22,743	21,116	7.7
Wholesale used vehicles sold	9,950	9,657	3.0
Total used	32,693	30,773	6.2
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$33,811	$33,450	1.1
Used vehicle retail	$19,808	$19,811	—
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,701	$1,792	(5.1)
Used vehicle retail sales	1,646	1,782	(7.6)
Used vehicle wholesale sales	227	220	3.2
Total used	1,214	1,292	(6.0)
Finance and insurance (per retail unit)	$1,458	$1,339	8.9
OTHER: (1)
SG&A expenses	$216,396	$204,091	6.0
SG&A as % revenues	11.8	11.9
SG&A as % gross profit	74.7	74.8
Operating margin %	3.5	3.6
Pretax margin %	2.5	2.6
INTEREST EXPENSE:
Floorplan interest	$(8,584)	$(8,296)	3.5
Floorplan assistance	9,715	8,173	18.9
Net floorplan income (expense)	$1,131	$(123)	1,019.5
Other interest expense, net	$(10,263)	$(9,041)	13.5
(1) These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for the description of aforementioned adjustments.

Group 1 Automotive, Inc.
Additional Information - U.K.
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013	% Change
REVENUES:
New vehicle retail sales	$130,601	$94,824	37.7
Used vehicle retail sales	71,477	44,965	59.0
Used vehicle wholesale sales	19,645	13,765	42.7
Total used	91,122	58,730	55.2
Parts and service	21,360	14,771	44.6
Finance and insurance	4,618	2,753	67.7
Total	$247,701	$171,078	44.8
GROSS MARGIN %:
New vehicle retail sales	6.5	7.0
Used vehicle retail sales	5.0	4.9
Used vehicle wholesale sales	2.3	0.6
Total used	4.4	3.9
Parts and service	54.2	50.7
Finance and insurance	100.0	100.0
Total	11.6	11.2
GROSS PROFIT:
New vehicle retail sales	$8,498	$6,632	28.1
Used vehicle retail sales	3,589	2,217	61.9
Used vehicle wholesale sales	451	84	436.9
Total used	4,040	2,301	75.6
Parts and service	11,573	7,484	54.6
Finance and insurance	4,618	2,753	67.7
Total	$28,729	$19,170	49.9
UNITS SOLD:
Retail new vehicles sold	3,745	2,827	32.5
Retail used vehicles sold	2,739	1,728	58.5
Wholesale used vehicles sold	2,161	1,443	49.8
Total used	4,900	3,171	54.5
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$34,873	$33,542	4.0
Used vehicle retail	$26,096	$26,021	0.3
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,269	$2,346	(3.3)
Used vehicle retail sales	1,310	1,283	2.1
Used vehicle wholesale sales	209	58	260.3
Total used	824	726	13.5
Finance and insurance (per retail unit)	$712	$604	17.9
OTHER: (1)
SG&A expenses	$22,472	$15,894	41.4
SG&A as % revenues	9.1	9.3
SG&A as % gross profit	78.2	82.9
Operating margin %	2.2	1.6
Pretax margin %	1.9	1.3
INTEREST EXPENSE:
Floorplan interest	$(433)	$(306)	41.5
Floorplan assistance	102	—	100.0
Net floorplan expense	$(331)	$(306)	8.2
Other interest expense, net	$(451)	$(213)	111.7
(1) These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for the description of aforementioned adjustments.

Group 1 Automotive, Inc.
Additional Information - Brazil
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013 (2)	% Change
REVENUES:
New vehicle retail sales	$125,683	$52,778	138.1
Used vehicle retail sales	27,933	8,095	245.1
Used vehicle wholesale sales	5,057	3,117	62.2
Total used	32,990	11,212	194.2
Parts and service	17,638	6,385	176.2
Finance and insurance	2,225	592	275.8
Total	$178,536	$70,967	151.6
GROSS MARGIN %:
New vehicle retail sales	5.9	8.4
Used vehicle retail sales	6.3	5.4
Used vehicle wholesale sales	8.0	6.8
Total used	6.6	5.8
Parts and service	44.1	42.4
Finance and insurance	100.0	100.0
Total	11.0	11.8
GROSS PROFIT:
New vehicle retail sales	$7,473	$4,422	69.0
Used vehicle retail sales	1,772	440	302.7
Used vehicle wholesale sales	405	212	91.0
Total used	2,177	652	233.9
Parts and service	7,787	2,710	187.3
Finance and insurance	2,225	592	275.8
Total	$19,662	$8,376	134.7
UNITS SOLD:
Retail new vehicles sold	4,057	1,491	172.1
Retail used vehicles sold	1,395	394	254.1
Wholesale used vehicles sold	673	235	186.4
Total used	2,068	629	228.8
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$30,979	$35,398	(12.5)
Used vehicle retail	$20,024	$20,546	(2.5)
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,842	$2,966	(37.9)
Used vehicle retail sales	1,270	1,117	13.7
Used vehicle wholesale sales	602	902	(33.3)
Total used	1,053	1,037	1.5
Finance and insurance (per retail unit)	$408	$314	29.9
OTHER: (1)
SG&A expenses	$18,690	$6,702	178.9
SG&A as % revenues	10.5	9.4
SG&A as % gross profit	95.1	80.0
Operating margin %	0.2	2.0
Pretax margin %	(0.7)	1.0
INTEREST EXPENSE:
Floorplan interest expense	$(1,896)	$(762)	148.8
Floorplan assistance	—	—	—
Net floorplan expense	$(1,896)	$(762)	148.8
Other interest income, net	$201	$12	1,575.0
(1) These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for the description of aforementioned adjustments.

(2) Results are for the period from the date of acquisition (February 28, 2013) through March 31, 2013.

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013	% Change
REVENUES:
New vehicle retail sales	$1,268,836	$1,110,235	14.3
Used vehicle retail sales	549,897	471,399	16.7
Used vehicle wholesale sales	89,173	74,551	19.6
Total used	639,070	545,950	17.1
Parts and service	269,317	237,510	13.4
Finance and insurance	83,640	70,137	19.3
Total	$2,260,863	$1,963,832	15.1
GROSS MARGIN %:
New vehicle retail sales	5.3	5.6
Used vehicle retail sales	7.8	8.5
Used vehicle wholesale sales	3.5	3.2
Total used	7.2	7.8
Parts and service	52.6	52.6
Finance and insurance	100.0	100.0
Total	15.0	15.3
GROSS PROFIT:
New vehicle retail sales	$66,906	$62,636	6.8
Used vehicle retail sales	42,801	40,276	6.3
Used vehicle wholesale sales	3,112	2,422	28.5
Total used	45,913	42,698	7.5
Parts and service	141,663	125,018	13.3
Finance and insurance	83,640	70,137	19.3
Total	$338,122	$300,489	12.5
UNITS SOLD:
Retail new vehicles sold	37,749	33,096	14.1
Retail used vehicles sold	26,877	23,238	15.7
Wholesale used vehicles sold	12,784	11,335	12.8
Total used	39,661	34,573	14.7
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$33,612	$33,546	0.2
Used vehicle retail	$20,460	$20,286	0.9
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,772	$1,893	(6.4)
Used vehicle retail sales	1,592	1,733	(8.1)
Used vehicle wholesale sales	243	214	13.6
Total used	1,158	1,235	(6.2)
Finance and insurance (per retail unit)	$1,294	$1,245	3.9
OTHER: (1)
SG&A expenses	$257,558	$226,687	13.6
SG&A as % revenues	11.4	11.5
SG&A as % gross profit	76.2	75.4
Operating margin %	3.1	3.3
Pretax margin %	2.2	2.4
INTEREST EXPENSE:
Floorplan interest	$(10,913)	$(9,364)	16.5
Floorplan assistance	9,817	8,173	20.1
Net floorplan expense	$(1,096)	$(1,191)	(8.0)
Other interest expense, net	$(10,513)	$(9,242)	13.8
(1) These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for a description of the aforementioned adjustments.

Group 1 Automotive, Inc.
Additional Information - Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013	% Change
REVENUES:
New vehicle retail sales	$1,114,243	$1,069,157	4.2
Used vehicle retail sales	490,862	456,866	7.4
Used vehicle wholesale sales	79,910	72,001	11.0
Total used	570,772	528,867	7.9
Parts and service	241,273	226,938	6.3
Finance and insurance	78,266	67,849	15.4
Total	$2,004,554	$1,892,811	5.9
GROSS MARGIN %:
New vehicle retail sales	5.2	5.7
Used vehicle retail sales	7.7	8.5
Used vehicle wholesale sales	3.5	3.3
Total used	7.2	7.8
Parts and service	52.8	52.6
Finance and insurance	100.0	100.0
Total	15.2	15.3
GROSS PROFIT:
New vehicle retail sales	$58,362	$61,119	(4.5)
Used vehicle retail sales	38,000	39,006	(2.6)
Used vehicle wholesale sales	2,836	2,409	17.7
Total used	40,836	41,415	(1.4)
Parts and service	127,386	119,337	6.7
Finance and insurance	78,266	67,849	15.4
Total	$304,850	$289,720	5.2
UNITS SOLD:
Retail new vehicles sold	32,688	31,587	3.5
Retail used vehicles sold	23,588	22,456	5.0
Wholesale used vehicles sold	11,404	10,863	5.0
Total used	34,992	33,319	5.0
AVERAGE RETAIL SALES PRICE:
New vehicle retail	$34,087	$33,848	0.7
Used vehicle retail	$20,810	$20,345	2.3
GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,785	$1,935	(7.8)
Used vehicle retail sales	1,611	1,737	(7.3)
Used vehicle wholesale sales	249	222	12.2
Total used	1,167	1,243	(6.1)
Finance and insurance (per retail unit)	$1,391	$1,255	10.8
OTHER: (2)
SG&A expenses	$228,338	$216,809	5.3
SG&A as % revenues	11.4	11.5
SG&A as % gross profit	74.9	74.8
Operating margin %	3.4	3.4
(1) Same Store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same Store results also include the activities of our corporate office.
(2) These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for a description of the aforementioned adjustments.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.S.
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013	% Change
SG&A RECONCILIATION:
As reported	$216,396	$209,484	3.3
Pre-tax adjustments:
Catastrophic events	—	(808)
Gain on dealership disposition	—	574
Acquisition costs	—	(5,159)
Adjusted SG&A (1)	$216,396	$204,091	6.0
SG&A AS % REVENUES:
Unadjusted	11.8	12.2
Adjusted (1)	11.8	11.9
SG&A AS % GROSS PROFIT:
Unadjusted	74.7	76.8
Adjusted (1)	74.7	74.8
OPERATING MARGIN %:
Unadjusted	3.5	3.2
Adjusted (1),(2)	3.5	3.6
PRETAX MARGIN %:
Unadjusted	2.5	2.2
Adjusted (1),(2)	2.5	2.6

(1)
We have included certain non-GAAP financial measures as defined under SEC rules, which exclude certain items. These adjusted measures are not measures of financial performance under GAAP. As required by SEC rules, we provide reconciliations of these adjusted measures to the most directly comparable GAAP measures. We believe that these adjusted financial measures are relevant and useful to investors because they improve the transparency of our disclosure, provide a meaningful presentation of results from our core business operations and improve period-to-period comparability of our results from our core business operations.

(2)	Excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.K.
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013	% Change
SG&A RECONCILIATION:
As reported	$22,472	$16,036	40.1
Pre-tax adjustments:
Acquisition costs	—	(142)
Adjusted SG&A (1)	$22,472	$15,894	41.4
SG&A AS % REVENUES:
Unadjusted	9.1	9.4
Adjusted (1)	9.1	9.3
SG&A AS % GROSS PROFIT:
Unadjusted	78.2	83.7
Adjusted (1)	78.2	82.9
OPERATING MARGIN %:
Unadjusted	2.2	1.5
Adjusted (1),(2)	2.2	1.6
PRETAX MARGIN %:
Unadjusted	1.9	1.2
Adjusted (1),(2)	1.9	1.3

(1)
We have included certain non-GAAP financial measures as defined under SEC rules, which exclude certain items. These adjusted measures are not measures of financial performance under GAAP. As required by SEC rules, we provide reconciliations of these adjusted measures to the most directly comparable GAAP measures. We believe that these adjusted financial measures are relevant and useful to investors because they improve the transparency of our disclosure, provide a meaningful presentation of results from our core business operations and improve period-to-period comparability of our results from our core business operations.

(2)	Excludes the impact of SG&A reconciling item above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Brazil
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2014	2013 (4)	% Change
SG&A RECONCILIATION:
As reported	$18,690	$7,913	136.2
Pre-tax adjustments:
Acquisition costs	—	(1,211)
Adjusted SG&A (1)	$18,690	$6,702	178.9

SG&A AS % REVENUES:
Unadjusted	10.5	11.2
Adjusted (1)	10.5	9.4

SG&A AS % GROSS PROFIT:
Unadjusted	95.1	94.5
Adjusted (1)	95.1	80.0

OPERATING MARGIN %
Unadjusted	0.2	0.3
Adjusted (1),(2)	0.2	2.0

PRETAX MARGIN %:
Unadjusted	(0.7)	(1.8)
Adjusted (1),(3)	(0.7)	1.0

(1)
We have included certain non-GAAP financial measures as defined under SEC rules, which exclude certain items. These adjusted measures are not measures of financial performance under GAAP. As required by SEC rules, we provide reconciliations of these adjusted measures to the most directly comparable GAAP measures. We believe that these adjusted financial measures are relevant and useful to investors because they improve the transparency of our disclosure, provide a meaningful presentation of results from our core business operations and improve period-to-period comparability of our results from our core business operations.

(2)	Excludes the impact of SG&A reconciling items above.
(3)	Excludes the impact of SG&A reconciling items above, as well as the other expense, net of $789, for the period from the date of acquisition (February 28, 2013) through March 31, 2013.
(4)	Results are for the period from the date of acquisition (February 28, 2013) through March 31, 2013.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended March 31,
	2014	2013	% Change
NET INCOME RECONCILIATION:
As reported	$31,303	$22,118	41.5
After-tax adjustments:
Catastrophic events (6)	—	504
Gain on dealership disposition (7)	—	(356)
Acquisition costs (5)	—	6,968
Adjusted net income (1)	$31,303	$29,234	7.1
ADJUSTED NET INCOME ATTRIBUTABLE TO DILUTED COMMON SHARES RECONCILIATION
Adjusted net income	$31,303	$29,234	7.1
Less: Adjusted earnings allocated to participating securities	1,156	1,233	(6.2)
Adjusted net income available to diluted common shares	$30,147	$28,001	7.7
DILUTED INCOME PER COMMON SHARE RECONCILIATION:
As reported	$1.19	$0.88	35.2
After-tax adjustments:
Catastrophic events	—	0.02
Gain on dealership disposition	—	(0.01)
Acquisition costs	—	0.27
Adjusted diluted income per share (1)	$1.19	$1.16	2.6
SG&A RECONCILIATION:
As reported	$257,558	$233,433	10.3
Pre-tax adjustments:
Catastrophic events	—	(808)
Gain on dealership disposition	—	574
Acquisition costs	—	(6,512)
Adjusted SG&A (1)	$257,558	$226,687	13.6
SG&A AS % REVENUES:
Unadjusted	11.4	11.9
Adjusted (1)	11.4	11.5
SG&A AS % GROSS PROFIT:
Unadjusted	76.2	77.7
Adjusted (1)	76.2	75.4
OPERATING MARGIN %:
Unadjusted	3.1	3.0
Adjusted (1),(2)	3.1	3.3
PRETAX MARGIN %:
Unadjusted	2.2	2.0
Adjusted (1),(3)	2.2	2.4

SAME STORE SG&A RECONCILIATION:
As reported	$228,338	$224,129	1.9
Pre-tax adjustments:
Catastrophic events	—	(808)
Acquisition costs	—	(6,512)
Adjusted Same Store SG&A (1)	$228,338	$216,809	5.3
SAME STORE SG&A AS % REVENUES:
Unadjusted	11.4	11.8
Adjusted (1)	11.4	11.5
SAME STORE SG&A AS % GROSS PROFIT:
Unadjusted	74.9	77.4
Adjusted (1)	74.9	74.8
SAME STORE OPERATING MARGIN %:
Unadjusted	3.4	3.0
Adjusted (1),(4)	3.4	3.4
CASH FLOWS FROM OPERATING ACTIVITIES RECONCILIATION:
Net cash provided by operating activities	$133,192	$61,926	115.1
Change in floorplan notes payable-credit facility, excluding floorplan offset account and net acquisition and disposition related activity	(43,981)	39,419
Change in floorplan notes payable-manufacturer affiliates associated with net acquisition and disposition related activity	(19,530)	(3,274)
Adjusted net cash provided by operating activities (1)	$69,681	$98,071	(28.9)

(1)
We have included certain non-GAAP financial measures as defined under SEC rules, which exclude certain items. These adjusted measures are not measures of financial performance under GAAP. As required by SEC rules, we provide reconciliations of these adjusted measures to the most directly comparable GAAP measures. We believe that these adjusted financial measures are relevant and useful to investors because they improve the transparency of our disclosure, provide a meaningful presentation of results from our core business operations and improve period-to-period comparability of our results from our core business operations.

(2)	Excludes the impact of SG&A reconciling items above.
(3)	Excludes the impact of SG&A reconciling items above, as well as the other expense, net of $789, for the three months ended March 31, 2013.
(4)	Excludes the impact of Same Store SG&A reconciling items above.
(5)	Adjustment is net of tax benefit of $334 for the three months ended March 31, 2013, calculated utilizing the applicable federal and state tax rates for the adjustment.
(6)	Adjustment is net of tax benefit of $304 for the three months ended March 31, 2013, calculated utilizing the applicable federal and state tax rates for the adjustment.
(7)	Adjustment is net of tax provision of $218 for the three months ended March 31, 2013, calculated utilizing the applicable federal and state tax rates for the adjustment.